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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720; No. 333-85815; No. 333-30956; No. 333-30970; No. 333-44412), (ii) the Post-Effective Amendment
No. 1 to Form S-8 (No. 333-5720) and (iii) the Registration Statement on Form S-3/A(No. 333-107047) of IMAX Corporation of our report dated February 14, 2003. We further consent to the inclusion in this Form 10-K/A (No. 333-24216) of our report dated February 14, 2003.




/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Canada
November 10, 2003